Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated August 11, 2014, relating to the combined and consolidated financial statements of GasLog Partners LP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Hadjipavlou, Sofianos& Cambanis S.A.

August 13, 2014

Athens, Greece